UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 21, 2018
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Michael E. Seifert has resigned as Resonant Inc.’s Chief Financial Officer (our principal financial and accounting officer) and Secretary effective September 21, 2018. Jeff A. Killian, who served as our Chief Financial Officer from October 2016 until Mr. Seifert’s appointment on September 4, 2018, has been appointed as our Interim Chief Financial Officer (our principal financial and accounting officer) and Secretary while we search for a permanent replacement for Mr. Seifert. Mr. Killian will serve on an hourly basis at a rate of $200 per hour.
A press release announcing Mr. Seifert’s resignation and the appointment of Mr. Killian as an executive officer was issued by us on September 21, 2018, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Resonant Inc. dated September 21, 2018.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2018	Resonant Inc.

By:	/s/ George Holmes
George Holmes
Chief Executive Officer